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                              ARMOR HOLDINGS, INC.

                        OFFER TO EXCHANGE ALL OUTSTANDING
                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013
                                       FOR
                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                PURSUANT TO THE PROSPECTUS DATED        , 2004



To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by Armor Holdings, Inc. (the "Company") to exchange up to $150,000,000 aggregate principal amount of the Company's 8 1/4% Senior Subordinated Notes due 2013 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a corresponding principal amount of the Company's issued and outstanding 8 1/4% Senior Subordinated Notes due 2013 (the "Old Notes"), upon the terms and subject to the conditions set forth in the
Prospectus dated           , 2004 (the "Prospectus"), of the Company and the
related letter of transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings given to such terms in the Prospectus.

     Enclosed herewith are copes of the following documents:

     1.   Prospectus dated                , 2004;

     2.   Letter of Transmittal;

     3.   Notice of Guaranteed Delivery;

     4.   Instruction to Book-Entry Transfer Participant from Owner;

     5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2004, UNLESS
EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder (a "Holder") of Old Notes must cause a DTC Participant to tender such Holder's Old Notes to the account of The Bank of New York (the "Exchange Agent") maintained at The Depository Trust Company

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("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender
Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees, on behalf of the DTC Participant and the beneficial owners of tendered Old Notes, to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms, on behalf of itself and the beneficial owners of tendered Old Notes, all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Pursuant to the Letter of Transmittal, each Holder of Old Notes will represent to the Company that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Company;
(iii) any New Notes to be received by it will be acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     The enclosed Instruction to the Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer.

     Additional copies of the enclosed material may be obtained from Wachovia Bank, National Association, Corporate Trust Operations, 1525 West W.T. Harris Boulevard, Charlotte, North Carolina 28288, Attention: Marsha Rice, Telephone No. (704) 490-7413, Facsimile No. (704) 590-7628.

                                         ARMOR HOLDINGS, INC.


                                         By:
                                             -----------------------------
                                             Name:  Phil Baratelli
                                             Title: Controller and Treasurer


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ARMOR HOLDINGS, INC. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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